Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Unisys Corporation:

We consent to the incorporation by reference in the Registration Statements (No. 333-51887, 333-73399, 333-87409, 333-40012, 333-56036, 333-103324, 333-107338, 333-114718, 333-145429, 333-155733, 333-156569) on Form S-8 and in the Registration Statements (No. 333-85650, 333-155735) on Form S-3 and in the Registration Statement (No. 333-74745) on Form S-4 of Unisys Corporation of our reports dated March 2, 2009, with respect to the consolidated balance sheet of Unisys Corporation as of December 31, 2008, and the related consolidated statements of income, stockholders’ equity (deficit) and cash flows for the year then ended, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear or are incorporated by reference in the December 31, 2008 Annual Report on Form 10-K of Unisys Corporation.

Philadelphia, Pennsylvania

March 2, 2009